Exhibit 99.1

Wayside Technology Group Reports Record Fourth Quarter and Full Year 2020 Results

- Q4 & FY 2020 Net Sales, Gross Profit and Gross Billings Increase to Record Levels -

- Q4 Net Income up 25% to $2.5 Million; Adjusted EBITDA up 44% to $4.4 Million -

- Robust Year-end Performance Validates Resilience of Growth Strategy -

Eatontown, NJ – March 1, 2021 – Wayside Technology Group, Inc. (NASDAQ: WSTG) (“Wayside” or the “Company”), a cloud-based, value-added IT channel company providing innovative sales and distribution solutions for emerging technology vendors, is reporting results for the fourth quarter and full year ended December 31, 2020.

Fourth Quarter 2020 Highlights vs. Same Year-Ago Quarter

●	Net sales increased 17% to $71.4 million compared to $60.9 million.
●	Gross profit increased 34% to $10.5 million compared to $7.9 million.
●	Net income increased 25% to $2.5 million or $0.58 per share, compared to $2.0 million or $0.45 per share.
●	Net income excluding legal and financial advisory expenses, net - unsolicited bid and related matters and acquisition related costs, net of taxes (a non-GAAP financial measure defined below) increased 37% to $2.9 million or $0.69 per share, compared to $2.1 million or $0.48 per share.
●	Adjusted EBITDA (a non-GAAP financial measure defined below) increased 44% to $4.4 million compared to $3.0 million.

Full Year 2020 Highlights vs. 2019

●	Net sales increased 21% to $251.6 million compared to $208.8 million.
●	Gross profit increased 10% to $33.0 million compared to $30.0 million.
●	Net income was $4.5 million or $1.01 per share, compared to $6.8 million or $1.51 per share.
●	Net income excluding legal and financial advisory expenses, net - unsolicited bid and related matters and acquisition related costs, net of taxes (a non-GAAP financial measure defined below) increased to $7.2 million or $1.67 per share, compared to $6.9 million or $1.56 per share.
●	Adjusted EBITDA (a non-GAAP financial measure defined below) increased 9% to $11.4 million compared to $10.5 million.

Management Commentary

“We delivered growth across all key financial metrics during the fourth quarter and ended 2020 on strong footing,” said Dale Foster, CEO of Wayside. “Our fourth quarter and full year net sales, gross billings and gross profit reached record levels, and we made exceptional progress in our recovery from the mid-year lows of the pandemic. From an operational standpoint, we maintained our focus on adding new emerging vendors to our line card and deepening relationships with existing vendors to further diversify our line card, integrating our acquisition of CDF Group, and generating additional synergies from our acquisition of Interwork. The support of our partners, team members and customers has allowed us to adeptly navigate a challenging industry environment and continue executing on our strategy.

“Throughout 2020, we have made progress on all three of our core strategic growth objectives. First, we have deepened our vendor relationships to drive organic growth in our existing business. Even as we expand our platform and brand umbrella, our team remains committed to delivering on our high-touch vendor alliance strategy to support our partners through this dynamic time for our industry.

“Second, we have utilized our strong liquidity position and resources to complete two accretive acquisitions and implement gross margin-enhancing, value-added services. Through our acquisitions of Interwork and CDF this year, we have nearly doubled our sales personnel and expanded our geographic presence across the U.S., Canada and Europe, a central tenet of our acquisition strategy. As we continue to integrate CDF’s divisions, we can now offer an expanded suite of cloud products and services and deepen our European market penetration. Our already completed integration of Interwork will facilitate additional valuable cross-sell opportunities between our U.S. and Canadian networks, another important aspect of our acquisition strategy. We will continue to identify accretive acquisition opportunities in the IT distribution and solutions marketplace.

“Third, we diversified our vendor line card by partnering with new, emerging vendors with strong long-term growth potential and margin enhancing offerings. Our progress on this front has bolstered our offerings within our core product areas. Subsequent to the quarter, we launched a new division, Climb Elevate, that will focus on efficient quote to ship processes for brands that are not yet ready for a full distribution partnership. This further broadens the scope of new brands we can take to market and maximizes the efficiency of our sales team.”

Foster concluded: “As I reflect on my first full year since taking over as CEO, I can confidently say that we have created a new purpose-built culture for our organization -- a culture focused on execution for our partners and an unwavering commitment to driving growth and value for our shareholders. Our teams across the globe have worked diligently to strengthen our platform and drive meaningful growth across our top and bottom lines. We remain in the early stages of capitalizing on accretive growth opportunities in the IT distribution and solutions marketplace. I am proud of the company we are building and look forward to carrying this momentum through 2021 and beyond.”

Dividend

Subsequent to the quarter, on February 23, 2021, Wayside’s board of directors declared a quarterly dividend of $0.17 per share of its common stock payable on March 19, 2021 to shareholders of record on March 12, 2021.

Fourth Quarter 2020 Financial Results

Net sales in the fourth quarter of 2020 increased 17% to $71.4 million compared to $60.9 million for the same period in 2019. The year-over-year growth reflects the positive impact of CDF and Interwork, as well as organic growth and seasonal strength within the Company’s existing vendor network.

Adjusted gross billings (a non-GAAP financial measure defined below) in the fourth quarter of 2020 increased 35% to $226.4 million compared to $167.5 million for the same period in 2019.

Gross profit in the fourth quarter of 2020 increased 34% to $10.5 million compared to $7.9 million for the same period in 2019. The increase in gross profit was driven by the aforementioned strong net sales growth, partially offset by a $0.5 million impact related to the implementation of an early-pay discount program for a large customer in the second quarter of 2020.

Total selling, general, and administrative (“SG&A”) expenses in the fourth quarter of 2020 were $7.7 million compared to $5.3 million for the same period in 2019. The increase was primarily driven by incremental costs in connection with the CDF acquisition, as well as continued investment in sales and marketing personnel. As a percentage of revenue, SG&A was 10.8% compared to 8.8% for the same period in 2019. The Company expects SG&A margin to decline as it leverages the resources of the combined organizations.

Net income in the fourth quarter of 2020 increased 25% to $2.5 million or $0.58 per diluted share, compared to $2.0 million or $0.45 per diluted share for the same period in 2019. Net income excluding costs related to the unsolicited bid and related matters, as well as acquisition related costs, increased 37% to $2.9 million or $0.69 per share, compared to $2.1 million or $0.48 per share for the same period in 2019.

Adjusted EBITDA in the fourth quarter of 2020 increased 44% to $4.4 million compared to $3.0 million for the same period in 2019. The increase was primarily driven by the aforementioned growth in gross profit during the quarter..

Effective margin, which is defined as adjusted EBITDA (a non-GAAP financial measure defined below) as a percentage of gross profit, increased 280 basis points to 41.4% compared to 38.6% for the same period in 2019.

Cash and cash equivalents increased significantly to $29.3 million at December 31, 2020, compared to $15.0 million at December 31, 2019. The increase was primarily driven by sustained improvements in working capital and the benefits of seasonal sales strength, along with the liquidity benefits of the early pay discount program the Company implemented with one of its customers during the second quarter. The Company remained debt free at December 31, 2020, and had no borrowings outstanding under its $20 million credit facility.

Financial results include operations of Interwork Technologies effective May 1, 2020, as well as operations of CDF Group effective November 6, 2020. The initial allocation of the purchase price of Interwork Technologies and CDF Group is based on preliminary information and is subject to adjustment during a one-year measurement period following the close date of each respective acquisition. This may include adjustments to provisional balances including the fair value of tangible and intangible asset values, amortization and deferred taxes. The Company paid the full $17.4 million net cash purchase price excluding working capital and other adjustments for CDF Group during the fourth quarter. More information will be available in the Company’s annual report filed on Form 10-K with the Securities and Exchange Commission.

Conference Call

Wayside Technology Group will conduct a conference call tomorrow at 8:30 a.m. Eastern time to discuss its results for the fourth quarter and full year ended December 31, 2020.

Wayside management will host the conference call, followed by a question and answer period.

Date: Tuesday, March 2, 2021

Time: 8:30 a.m. Eastern time

Toll-free dial-in number: (844) 946-0286

International dial-in number: (602) 585-9685

Conference ID: 5275668

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 1-949-574-3860.

The conference call will be broadcast live and available for replay here and on the investor relations section of the company’s website at www.waysidetechnology.com.

About Wayside Technology Group

Wayside Technology Group, Inc. (NASDAQ: WSTG) is a cloud-based, value-added IT distribution and solutions company specializing in emerging technologies. Wayside operates across the US, Canada and Europe through multiple business units, including Climb Channel Solutions, Sigma, Grey Matter, Interwork and TechXtend. The Company provides IT distribution and solutions for emerging companies in the Security, Data Management, Cloud, Connectivity, Storage & HCI, Virtualization, and Software & ALM industries.

Additional information can be found by visiting www.waysidetechnology.com.

Non-GAAP Financial Measures

We use non-GAAP financial measures, including adjusted gross billings, net income excluding legal and financial advisory expenses, net - unsolicited bid and related matters, net of taxes and acquisition related costs, and adjusted EBITDA as supplemental measures of the performance of our business. Our use of these financial measures has limitations and you should not consider them in isolation or use them as substitutes for analysis of our financial results under generally accepted accounting principles in the United States of America (“U.S. GAAP”). The attached tables provide a reconciliation of each non-GAAP financial measure to the most nearly comparable measure under U.S. GAAP.

Forward-Looking Statements

The statements in this release concerning the Company’s future prospects are forward-looking statements that involve certain risks and uncertainties. These risk and uncertainties include, without limitation, the continued acceptance of the Company’s distribution channel by vendors and customers, the timely availability and acceptance of new products, product mix, market conditions, contribution of key vendor relationships and support programs, as well as factors that affect the software industry in general and other factors. Currently, one of the most significant factors, however, is the potential adverse effect of the current pandemic of the novel coronavirus, or COVID-19, on the Company, the global economy and financial markets. The extent to which COVID-19 impacts the Company will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures, including the impact on our reseller partners and the end customer markets they serve, among others.

The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in our filings with the Securities and Exchange Commission.

Company Contact

Michael Vesey

Chief Financial Officer

1-732-389-0932

michael.vesey@waysidetechnology.com

Investor Relations Contact

Sean Mansouri, CFA or Cody Slach

Gateway Investor Relations

1-949-574-3860

WSTG@gatewayir.com

WAYSIDE TECHNOLOGY GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Amounts in thousands, except share and per share amounts)

	December 31,	December 31,
	2020	2019

ASSETS
Current assets
Cash and cash equivalents	$29,348	$14,984
Accounts receivable, net of allowances of $892 and $765, respectively	93,821	100,987
Inventory, net	4,936	2,760
Vendor prepayments	1,235	100
Prepaid expenses and other current assets	3,837	2,718
Total current assets	133,177	121,549

Equipment and leasehold improvements, net	2,308	1,215
Goodwill	16,816	—
Other intangibles, net	10,625	—
Right-of-use assets, net	1,933	1,792
Accounts receivable long-term	304	1,358
Other assets	257	111
Deferred income tax assets	113	256
Total assets	$165,533	$126,281

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$116,692	$78,364
Lease liability, current portion	490	383
Total current liabilities	117,182	78,747

Lease liability, net of current portion	2,167	2,189
Non-current liabilities	—	89
Deferred income tax liabilities	1,467	—
Total liabilities	120,816	81,025

Stockholders’ equity
Common Stock, $.01 par value; 10,000,000 shares authorized; 5,284,500 shares issued: 4,361,997 and 4,505,693 shares outstanding, respectively	53	53
Additional paid-in capital	31,962	32,874
Treasury stock, at cost, 922,503 and 778,807 shares, respectively	(14,747)	(13,256)
Retained earnings	28,191	26,715
Accumulated other comprehensive loss	(742)	(1,130)
Total stockholders’ equity	44,717	45,256
Total liabilities and stockholders’ equity	$165,533	$126,281

WAYSIDE TECHNOLOGY GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

( Amounts in thousands, except per share data)

	Year ended		Three months ended
	December 31,		December 31,
	2020	2019	2020	2019

Net sales	$251,568	$208,759	$71,445	$60,862

Cost of sales	218,528	178,792	60,920	53,003

Gross profit	33,040	29,967	10,525	7,859

Selling, general and administrative expenses	23,929	20,894	7,066	5,097
Legal and financial advisory expenses, net - unsolicited bid and related matters	1,586	120	(165)	120
Acquisition related costs	1,518	-	536	-
Amortization & depreciation expense	704	487	301	109
Total selling, general and administrative expenses	27,737	21,501	7,738	5,326

Income from operations	5,303	8,466	2,787	2,533

Interest, net	121	500	15	84
Foreign currency transaction gain	796	82	590	42
Income before provision for income taxes	6,220	9,048	3,392	2,659
Provision for income taxes	1,746	2,261	865	637

Net income	$4,474	$6,787	$2,527	$2,022

Income per common share - Basic	$1.01	$1.51	$0.58	$0.45
Income per common share - Diluted	$1.01	$1.51	$0.58	$0.45

Weighted average common shares outstanding - Basic	4,288	4,421	4,235	4,439
Weighted average common shares outstanding - Diluted	4,288	4,421	4,235	4,439

Dividends paid per common share	$0.68	$0.68	$0.17	0.17

Reconciliation of GAAP and Non-GAAP Financial Measures (unaudited)

(Amounts in thousands, except per share data)

The table below presents net sales reconciled to adjusted gross billings (Non-GAAP):

	Year ended		Three months ended
	December 31,		December 31,
	2020	2019	2020	2019
Adjusted Gross Billings (Non-GAAP) (1)

Net sales	$251,568	$208,759	$71,445	$60,862
Costs of sales related to Software – security and highly interdependent with support and maintenance, support or other services	477,671	392,264	154,937	106,642
Adjusted gross billings (Non-GAAP)	$729,239	$601,023	$226,382	$167,504

(1)	We define adjusted gross billings as net sales in accordance with US GAAP, adjusted for the cost of sales related to Software – security and highly interdependent with support and maintenance, support and other services. We provided a reconciliation of adjusted gross billings to net sales, which is the most directly comparable US GAAP measure. We use adjusted gross billings of product and services as a supplemental measure of our performance to gain insight into the volume of business generated by our business, and to analyze the changes to our accounts receivable and accounts payable. Our use of adjusted gross billings of product and services as analytical tools has limitations, and you should not consider them in isolation or as substitutes for analysis of our financial results as reported under US GAAP. In addition, other companies, including companies in our industry, might calculate adjusted gross billings of product and services or similarly titled measures differently, which may reduce their usefulness as comparative measures.

The tables below present net income reconciled to net income excluding legal and financial advisory expenses, net – unsolicited bid and related matters, net of taxes and acquisition related costs (Non-GAAP) (2) and net income reconciled to adjusted EBITDA (3):

	Year ended		Three months ended
	December 31,		December 31,
	2020	2019	2020	2019
Net income reconciled to net income excluding legal and financial advisory expenses, net - unsolicited bid and related matters, net of taxes and acquisition related costs (Non-GAAP):

Net income	$4,474	$6,787	$2,527	$2,022
Legal and financial advisory expenses, net - unsolicited bid and related matters, net of taxes	1,190	120	(124)	120
Acquisition related costs	1,518	-	536	-
Net income excluding legal and financial advisory expenses, net - unsolicited bid and related matters, net of taxes and acquisition related costs	$7,182	6,907	$2,939	$2,142

Net income excluding legal and financial advisory expenses, net - unsolicited bid and related matters, net of taxes and acquisition related costs per common share - diluted	$1.67	$1.56	$0.69	$0.48

(2)	We define net income excluding legal and financial advisory expenses, net - unsolicited bid and related matters, net of taxes and acquisition related costs, as net income, plus legal and financial advisory expenses, net - unsolicited bid and related matters and acquisition related costs, less the income tax benefit attributable to the legal and financial advisory expenses, net - unsolicited bid and related matters. We provided a reconciliation of net income excluding legal and financial advisory expenses, net - unsolicited bid and related matters, net of taxes and acquisition related costs, to net income, which is the most directly comparable U.S. GAAP measures. We use net income excluding legal and financial advisory expenses, net - unsolicited bid and related matters, net of taxes and acquisition related costs as supplemental measures of our performance to gain insight into comparison of our businesses profitability when compared to the prior year. Our use of net income excluding legal and financial advisory expenses, net - unsolicited bid and related matters, net of taxes and acquisition related costs has limitations, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. In addition, other companies, including companies in our industry, might calculate legal and financial advisory expenses, net - unsolicited bid and related matters, acquisition related costs, legal and financial advisory expenses, net - unsolicited bid and related matters, net of taxes, or similarly titled measures differently, which may reduce their usefulness as comparative measures.

	Year ended		Three months ended
	December 31,		December 31,
	2020	2019	2020	2019
Net income reconciled to adjusted EBITDA:

Net income	$4,474	$6,787	$2,527	$2,022
Provision for income taxes	1,746	2,261	865	637
Depreciation and amortization	704	487	301	109
Interest expense	116	58	57	10
EBITDA	7,040	9,593	3,750	2,778
Share-based compensation	1,278	759	241	139
Legal and financial advisory expenses, net - unsolicited bid and related matters	1,586	120	(165)	120
Acquisition related costs	1,518	-	536	-
Adjusted EBITDA	$11,422	$10,472	$4,362	$3,037

(3)	We define adjusted EBITDA, as net income, plus provision for income taxes, depreciation, amortization, share-based compensation, interest, legal and financial advisory expenses, net – unsolicited bid and related matters and acquisition related costs. We define effective margin as adjusted EBITDA as a percentage of gross profit. We provided a reconciliation of adjusted EBITDA to net income, which is the most directly comparable US GAAP measure. We use adjusted EBITDA as a supplemental measure of our performance to gain insight into our businesses profitability when compared to the prior year and our competitors. Adjusted EBITDA is also a component to our financial covenants in our credit facility. Our use of adjusted EBITDA has limitations, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under US GAAP. In addition, other companies, including companies in our industry, might calculate adjusted EBITDA, or similarly titled measures differently, which may reduce their usefulness as comparative measures.

The following represents the components of interest, net:

	Year ended		Three months ended
	December 31,		December 31,
	2020	2019	2020	2019
Components of interest, net

Amortization of discount on accounts receivable with extended payment terms	$(164)	$(457)	$(28)	$(68)
Interest income	(73)	(101)	(44)	(26)
Interest expense	116	58	57	10
Interest, net	$(121)	$(500)	$(15)	$(84)